Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291967

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 11, 2025)

$50,000,000

Common Stock

We have entered into an equity distribution agreement, or the sales agreement, with Lucid Capital Markets, LLC, or Lucid relating to the offer and sale of up to $50,000,000 of our common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying prospectus from time to time, through or to Lucid acting as sales agent or principal.

Our common stock is listed on The Nasdaq Global Market under the symbol “MNOV” and on the Jasdaq Market of the Tokyo Securities Exchange under the code “4875.” The last reported sale price of our common stock on The Nasdaq Global Market on December 26, 2025 was $1.27 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Lucid will act as a sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Lucid and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Lucid for sales of common stock sold pursuant to the sales agreement will be equal to 3.0% of the gross proceeds from each sale. We have also agreed to reimburse Lucid for certain of its expenses. In connection with the sale of the common stock on our behalf, Lucid will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Lucid will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Lucid with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” for more information about these arrangements.

Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lucid Capital Markets

The date of this prospectus supplement is December 29, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. You should also read and consider the information contained in the documents identified under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, and the accompanying prospectus. We have not, and Lucid has not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

All references in this prospectus supplement and the accompanying prospectus to “MediciNova,” the “Company,” “we,” “us,” “our,” or similar references refer to MediciNova, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering. If you invest in our common stock, you are assuming a high degree of risk. See “Risk Factors.”

About MediciNova, Inc.

Our Business

We are a biopharmaceutical company focused on developing novel therapeutics for the treatment of serious diseases with unmet medical needs and a commercial focus on the United States market. Our current strategy is to focus our development activities on MN-166 (ibudilast) for neurological and other disorders such as progressive multiple sclerosis, amyotrophic lateral sclerosis, chemotherapy-induced peripheral neuropathy, degenerative cervical myelopathy, glioblastoma, substance dependence and addiction (e.g., methamphetamine dependence), and prevention of acute respiratory distress syndrome, and MN-001 (tipelukast) for fibrotic and other metabolic disorders such as nonalcoholic fatty liver disease, and hypertriglycedemia.

We have incurred significant net losses since our inception. As of September 30, 2025, from inception, our accumulated deficit was $435.9 million. We expect to incur substantial net losses for the next several years as we continue to develop certain of our existing product development programs, and over the long-term if we expand our research and development programs and acquire or in-license products, technologies or businesses that are complementary to our own.

Our goal is to build a sustainable biopharmaceutical business through the successful development of differentiated products for the treatment of serious diseases with unmet medical needs in high-value therapeutic areas. Key elements of our strategy are as follows:

Pursue the development of MN-166 (ibudilast) for multiple potential indications with the support of non-dilutive financings.

We intend to advance our diverse MN-166 (ibudilast) program through a combination of investigator-sponsored clinical trials, trials funded through government grants or other grants, and trials funded by us. We intend to pursue additional strategic alliances to help support further clinical development of MN-166 (ibudilast).

Pursue the development of MN-001 (tipelukast) for fibrotic and other metabolic disorders.

We intend to advance development of MN-001 (tipelukast) through a variety of means, which may include investigator-sponsored trials with or without grant funding as well as trials funded by us.

Consider strategic partnerships with one or more leading pharmaceutical companies to complete product development and successfully commercialize our products.

We develop and maintain relationships with pharmaceutical companies that are therapeutic category leaders. We intend to discuss strategic alliances with leading pharmaceutical companies who seek product candidates, such as MN-166 (ibudilast) and MN-001 (tipelukast), which could support our clinical development and product commercialization.

Depending on decisions we may make as to further clinical development, we may seek to raise additional capital. We may also pursue potential partnerships and potential acquirers of license rights to our programs in markets outside the United States.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

Corporate Information

We were originally incorporated in the State of Delaware in September 2000. Our principal executive offices are located at 4275 Executive Square, Suite 300, La Jolla, CA 92037. Our telephone number is 858-373-1500. Our website is www.medicinova.com, which includes links to reports we have filed with the Securities and Exchange Commission, or SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering	Up to 88,416,324 shares, assuming the sale of 39,370,078 shares of our common stock in this offering at an offering price of $1.27 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on December 26, 2025. The actual number of shares issued will vary depending on the actual sales prices under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to Lucid Capital Markets, LLC, as sales agent or principal. See “Plan of Distribution” on page S-11.

Use of proceeds	We intend to use the net proceeds from this offering to fund our research and development efforts, and for general corporate purposes, including working capital and other general and administrative purposes. See “Use of Proceeds” on page S-9.

Nasdaq Global Market symbol	MNOV

Tokyo Securities Exchange code	4875

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making an investment decision.

The number of shares of our common stock shown above to be outstanding immediately after this offering is based on 49,046,246 shares outstanding as of September 30, 2025 and excludes as of such date:

•	7,902,394 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $4.73;

•	2,032,173 shares of common stock reserved for future issuance under our 2023 Equity Incentive Plan; and

•	175,000 shares of common stock issued pursuant to that certain Standby Equity Purchase Agreement, dated June 30, 2025, by and between the Company and YA II PN, LTD (the “SEPA”).

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all of the other information contained in this prospectus supplement and the accompanying prospectus, and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to this Offering

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $50,000,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. The issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, any resales could have the effect of depressing the market price for our common stock.

An active trading market for our common stock may not be sustained and investors may not be able to resell their shares at or above the price at which they purchased them.

An active trading market for our shares of common stock may not be sustained. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the price they paid or at the time that they would like to sell. In addition, an inactive market could impair our ability to raise capital by selling shares and could impair our ability to acquire other companies or technologies by using our shares as consideration, which, in turn, could harm our business.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use its discretion to direct the net proceeds from this offering. We intend to use all of the net proceeds, together with cash on hand, for research and development and general corporate purposes. General corporate purposes may include working capital, capital expenditures, development costs, strategic investments or possible acquisitions. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

If you purchase the common stock sold in this offering, you will experience immediate dilution in your investment. You may experience further dilution if we issue additional equity securities in future fundraising transactions.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming we sell 39,370,078 shares in this offering at an assumed offering price of $1.27 per share, and after deducting the estimated offering expenses payable by us in this offering, you will experience immediate dilution of $0.38 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We do not anticipate declaring any cash dividends on our common stock. Investors in this offering may never obtain a return on their investment.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the foreseeable future. Our current policy is to retain all funds and earnings for use in the operation and expansion of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future for holders of our common stock.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and therefore may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in our sales agreement with Lucid and in compliance with applicable law, we have the discretion to deliver a placement notice to Lucid at any time throughout the term of the sales agreement. The number of shares sold by Lucid after delivering a placement notice will fluctuate based on the market price of the shares of common stock during the sales period and the price and volume limits we set with Lucid. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be issued or the resulting gross proceeds.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are subject to risks and uncertainties and are based on information currently available to our management. Words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “design,” “might,” “objective,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The events and circumstances reflected in our forward-looking statements may not occur and actual results could differ materially from those projected in our forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to:

•	Inability to raise additional capital if needed

•	Inability to generate revenues from product sales to continue business operations

•	Inability to develop and commercialize our product candidates

•	Failure or delay in completing clinical trials or obtaining United States Food and Drug Administration or foreign regulatory approval for our product candidates in a timely manner

•	Unsuccessful clinical trials stemming from clinical trial designs, failure to enroll a sufficient number of patients, undesirable side effects and other safety concerns

•	Inability to demonstrate sufficient efficacy of product candidates

•	Reliance on the success of our MN-166 (ibudilast) and MN-001 (tipelukast) product candidates

•	Delays in commencement or completion of clinical trials or suspension or termination of clinical trials

•	Loss of our licensed rights to develop and commercialize a product candidate as a result of the termination of the underlying licensing agreement

•	Competitors may develop products rendering our product candidates obsolete and noncompetitive

•	Inability to successfully attract partners and enter into collaborations on acceptable terms

•	Dependence on third parties to conduct clinical trials and to manufacture product candidates

•	Dependence on third parties to market and distribute products

•	Our product candidates, if approved, may not gain market acceptance or obtain adequate coverage for third party reimbursement

•	Disputes or other developments concerning our intellectual property rights

•	Actual and anticipated fluctuations in our quarterly or annual operating results

•	Price and volume fluctuations in the overall stock markets

•	The impact of health epidemics on our business and operations

•	Litigation or public concern about the safety of our potential products

•	International trade or foreign exchange restrictions, increased tariffs, foreign currency exchange

•	High quality material for our products may become difficult to obtain or expensive

•	Strict government regulations on our business

•	Regulations governing the production or marketing of our product candidates

•	Loss of, or inability to attract, key personnel

•	Economic, political, foreign exchange and other risks associated with international operations

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf. We undertake no obligation, and specifically decline any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

This prospectus supplement and the accompanying prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

In addition, you should refer to the section of this prospectus supplement entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including support for our continuing research and development of our product candidates and research programs, clinical trials, commercialization activities and business development activities. We may use a portion of the net proceeds for the acquisitions of businesses, products, technologies or licenses that are complementary to our business, although we have no present commitments or agreements to do so.

The amounts and timing of the expenditures may vary significantly, depending upon numerous factors, including our proprietary research and programs and our clinical trials as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.

Pending the application of the net proceeds as described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing, marketable securities.

DILUTION

Our net tangible book value as of September 30, 2025 was $29.0 million, or $0.59 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, deferred costs, and right-of-use asset, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale of 39,370,078 shares of our common stock at an assumed offering price of $1.27 per share, the last reported sale price of our common stock on The Nasdaq Global Market on December 26, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of September 30, 2025 would have been $78.7 million, or $0.89 per share of common stock. This represents an immediate increase in the net tangible book value of $0.30 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.38 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$1.27
Net tangible book value per share as of September 30, 2025	$0.59
Increase per share attributable to new investors	$0.30
As-adjusted net tangible book value per share after this offering		$0.89
Net dilution per share to new investors		$0.38

The table above assumes for illustrative purposes that an aggregate of 39,370,078 shares of our common stock are sold at a price of $1.27 per share, the last reported sale price of our common stock on The Nasdaq Global Market on December 26, 2025, for aggregate gross proceeds of $50,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.27 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would result in an increase to our adjusted net tangible book value per share after the offering to $1.11 and would increase the dilution in net tangible book value per share to new investors in this offering to $1.16 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $0.27 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50,000,000 is sold at that price, would result in a decrease to our adjusted net tangible book value per share after the offering to $0.34 and a decrease in the dilution in net tangible book value per share to new investors in this offering to $0.07, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The calculations above are based on 49,046,246 shares outstanding as of September 30, 2025 and excludes as of such date:

•	7,902,394 shares of common stock issuable upon the exercise of options outstanding at a weighted average exercise price of $4.73;

•	2,032,173 shares of common stock reserved for future issuance under our 2023 Equity Incentive Plan; and

•	175,000 shares of common stock issued pursuant to the SEPA.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement, or the sales agreement, with Lucid Capital Markets, Inc., or Lucid, under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time through or to Lucid, as sales agent or principal. Lucid may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the sales agreement, we will notify Lucid of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, and any minimum price below which sales may not be made. Once we have so instructed Lucid, unless Lucid declines to accept the terms of such notice, Lucid has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Lucid under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet.

Settlement for shares of our common stock will occur on the first (1st) trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Lucid may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Lucid a commission equal to 3.0% of the gross proceeds from each sale. We also agreed to reimburse Lucid for its legal expenses up to $75,000 in the aggregate in connection with entering into the transactions contemplated by the sales agreement and up to $15,000 in the aggregate for each calendar quarter during which we issue shares under the sales agreement in connection with ongoing diligence arising from the transactions contemplated by the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, Lucid will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and the compensation of Lucid will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Lucid with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to Lucid under the terms of the sales agreement, will be up to approximately $200,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as described therein. We and Lucid may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.

A copy of the sales agreement is filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, Lucid will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Lucid and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the sales agreement other than Lucid or (iii) engage in solicitations of sales in Japan in a manner that would not be exempt from registration or qualification requirements of the offering regulations under Japanese securities laws.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Certain legal matters will be passed upon for Lucid Capital Markets, LLC by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of MediciNova, Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of that registration statement, but do not contain all of the information included in the registration statement or the exhibits. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MNOV.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.medicinova.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025;

•

our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2025,  June 30, 2025 and  September 30, 2025, filed with the SEC on May 13, 2025, August 14, 2025 and November 12, 2025, respectively;

•	our current reports on Form 8-K filed with the SEC on June 18, 2025 and August 1, 2025;

•

the information specifically incorporated by reference into our Annual Report on  Form 10-K for the year ended December 31, 2024 from our definitive proxy statement relating to our 2025 annual meeting of stockholders, which was filed with the SEC on April 28, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on December 5, 2006, pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

MediciNova, Inc.

Attn: Investor Relations

4275 Executive Square, Suite 300

La Jolla, California 92037

(858) 373-1500

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.medicinova.com. Except for the specific incorporated documents listed above, the information on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in this prospectus or the registration statement of which it forms a part.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time up to $300 million in the aggregate, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

We will provide specific terms of any offering in a prospectus supplement to this prospectus. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus relating to a particular offering as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell these securities in the same offering or in separate offerings; to or through one or more underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Market under the symbol “MNOV” and on the Jasdaq Market of the Tokyo Securities Exchange under the code “4875.” On December 3, 2025, the last reported sale price for our common stock was $1.51 per share. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT FROM OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE INVESTING IN ANY OF OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 11, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $300 million.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial or secondary public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

We urge you to read carefully this entire prospectus, any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any related free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or related free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or related free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “MediciNova” and “our” refer to MediciNova, Inc., a Delaware corporation.

Overview

We are a biopharmaceutical company focused on developing novel therapeutics for the treatment of serious diseases with unmet medical needs and a commercial focus on the United States (“U.S.”) market. Our current strategy is to focus our development activities on MN-166 (ibudilast) for neurological and other disorders such as progressive multiple sclerosis (“MS”), amyotrophic lateral sclerosis (“ALS”), chemotherapy-induced peripheral neuropathy (“CIPN”), degenerative cervical myelopathy (“DCM”), glioblastoma, substance dependence and addiction (e.g., methamphetamine dependence), and prevention of acute respiratory distress syndrome (“ARDS”), and MN-001 (tipelukast) for fibrotic and other metabolic disorders such as nonalcoholic fatty liver disease (“NAFLD”), and hypertriglycedemia.

Our goal is to build a sustainable biopharmaceutical business through the successful development of differentiated products for the treatment of serious diseases with unmet medical needs in high-value therapeutic areas. Key elements of our strategy are as follows:

•	Pursue the development of MN-166 (ibudilast) for multiple potential indications with the support of non-dilutive financings.

We intend to advance our diverse MN-166 (ibudilast) program through a combination of investigator-sponsored clinical trials, trials funded through government grants or other grants, and trials funded by us. We intend to pursue additional strategic alliances to help support further clinical development of MN-166 (ibudilast).

•	Pursue the development of MN-001 (tipelukast) for fibrotic and other metabolic disorders.

We intend to advance development of MN-001 (tipelukast) through a variety of means, which may include investigator-sponsored trials with or without grant funding as well as trials funded by us.

•	Consider strategic partnerships with one or more leading pharmaceutical companies to complete product development and successfully commercialize our products.

We develop and maintain relationships with pharmaceutical companies that are therapeutic category leaders. We intend to discuss strategic alliances with leading pharmaceutical companies who seek product candidates, such as MN-166 (ibudilast) and MN-001 (tipelukast), which could support our clinical development and product commercialization.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common stock and our share price may be more volatile.

Corporate Information

We were originally incorporated in the State of Delaware in September 2000. Our principal executive offices are located at 4275 Executive Square, Suite 300, La Jolla, CA 92037. Our telephone number is 858-373-1500. Our website is www.medicinova.com, which includes links to reports we have filed with the Securities and Exchange Commission, or SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be considered part of this prospectus.

The Securities We May Offer

We may offer up to $300 million of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. Our common stock is described in greater detail in this prospectus under “Description of Capital Stock—Common Stock.”

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, nor are any shares of our preferred stock presently outstanding. Preferred stock is described in greater detail in this prospectus under “Description of Capital Stock—Preferred Stock.”

Debt Securities

The debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement or term sheet will describe the title and series of the debt securities, the aggregate principal amount and the original issue price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exchangeable for common stock or other securities of MediciNova, or any other entity, if any; and any other specific terms. We will issue the debt securities under an indenture, as described in “Description of Debt Securities.”

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Units are described in greater detail in this prospectus under “Description of Units.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information contained in any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations and financial conditions and could result in a partial or complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains and may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “aim,” “anticipate,” “assume,” “believe,” “can,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” ‘intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “project,” “predict,” “seek,” “should,” “target,” “will,” and “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements include, but are not limited to, those set forth above under the section entitled “Risk Factors” and in the applicable prospectus supplement, together with all of the other information contained in or incorporated by reference into the prospectus supplement or appearing or incorporated by reference into this prospectus.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include, among other purposes, working capital, capital expenditures, other corporate expenses and acquisitions of assets, licenses, products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer under this prospectus up to $300 million of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time as described below. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a $0.001 par value per share, and 3,000,000 shares of preferred stock, with a $0.01 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of December 1, 2025, there were 49,146,246 shares of common stock issued and outstanding, held of record by 10 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Global Market under the symbol “MNOV” and on the Jasdaq Market of the Tokyo Securities Exchange under the code “4875.” The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, Floor 23, New York, NY 10005, and its telephone number is (800) 937-5449.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Effect of Certain Provisions of our Restated Certificate of Incorporation and Bylaws

Provisions of our restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The authority of our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest, or otherwise by making it more difficult or more costly to obtain control of our company. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Limits on Ability of Stockholders to Call a Special Meeting. Our restated certificate of incorporation, as amended and our amended and restated bylaws generally provide that special meetings of our stockholders may be called only by the Chairman of the board of directors, our Chief Executive Officer or by resolution of the board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting.

Limits on Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting and not by written consent.

Classified Board of Directors. Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. However, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our restated certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws do not expressly provide for cumulative voting.

Size of Board and Vacancies. Our restated certificate provides that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in the board of directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors based on the total number of designated directors, though less than a quorum, or by the sole remaining director. The directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, incapacity, resignation or removal of any director.

Amendments of Governance Documents. Our restated certificate of incorporation provides that the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, the filling of our board vacancies, the calling of special meetings of stockholders, and the indemnification of directors.

Limitations on Liability, Indemnification of Officers and Directors and Insurance.

The Delaware General Corporation Law (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, subject to certain exceptions, by provision of the corporation’s certificate of incorporation. Our restated certificate of incorporation contains a provision eliminating the personal liability of our directors to the fullest extent permitted by the DGCL. In addition, restated certificate of incorporation includes provisions that require us to indemnify, to the fullest extent allowable under the DGCL, our directors and officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our restated certificate of incorporation also provides that we must advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.

We are also expressly authorized by the DGCL to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification and advancements provisions in our restated certificate of incorporation and amended and restated bylaws, respectively, may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, the provision in our restated certificate of incorporation eliminating the personal liability of our directors to the fullest extent permitted by the DGCL does not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties, including the duty of care. The indemnification provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a derivative or direct suit, we pay the litigation costs of our directors and officers and the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancements provisions.

We expect to maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification and advancements payments that we may make to such directors and officers.

We have entered into an indemnification agreement with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Insofar as the above described indemnification provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we understand that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The provisions of Delaware law and our restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Registration Rights

Certain holders of shares of our common stock are entitled to contractual rights to require us to register such shares under the Securities Act of 1933, as amended (the Securities Act). These rights are provided under the terms of our amended and restated registration rights agreement. We will pay all expenses relating to any such registration, other than underwriting discounts and selling commissions. The registration rights terminate with respect to any holder if all of the following conditions are met: (a) as reflected on our books and records, such holder (together with its affiliates) holds less than 1% of our outstanding common stock (on an as-if-converted to common stock basis), (b) our securities trade on a national securities exchange or list on a national automatic quotation system, in each case, located in the United States, and (c) all shares of common stock issued or issuable upon conversion of the registrable securities held by such holder (and its affiliates) either (i) may be sold pursuant to Rule 144 promulgated under the Securities Act during any ninety (90) day period or (ii) have ceased to be outstanding.

Piggyback Registration Rights. If we propose to register any of our securities under the Securities Act either for our own account or for the account of other stockholders, the holders of shares having registration rights will, subject to certain exceptions, be entitled to include their shares in our registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration statement under certain circumstances, but not below 25% of the total number of shares covered by the registration statement without the consent of more than 50% of the holders of registrable securities.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are expected to be common to all series. Most of the financial terms and other specific material terms, as well as any material U.S. federal income tax consequences, of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should read both this prospectus and the relevant prospectus supplement or term sheet and rely on information in the prospectus supplement or term sheet that supersedes any contrary or inconsistent information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default.” Second, the trustee performs certain administrative duties for us.

Senior or subordinated debt securities will be issued by us under an indenture or indentures (including any supplemental indentures, the “indenture”), between us, as issuer, and a trustee identified in the relevant prospectus supplement (the “trustee”). The debt securities may be guaranteed by one or more of our subsidiaries.

The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms “we,” “our,” “us,” and “MediciNova” when used to refer to an issuer of securities, means MediciNova, Inc.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, or in the relevant prospectus supplement, but for the rest you will need to read the indenture. See “Where You Can Find More Information” for information on how to locate the indenture and any supplemental indentures that may be filed.

General Provisions of the Indenture

Unless otherwise specified in a prospectus supplement or term sheet for a particular series, the debt securities covered by this prospectus will be direct, unsecured obligations of MediciNova. Any senior securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of MediciNova. Any subordinated securities will be unsecured and will be subordinated in right of payment to the prior payment in full of the senior indebtedness of MediciNova, as more fully described in a prospectus supplement or term sheet.

The indenture provides that any debt securities proposed to be sold under this prospectus and an attached prospectus supplement or term sheet (“offered debt securities”) and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), as well as other debt securities, may be issued under the indenture in one or more series. Any secured indebtedness of ours will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

•	the title of the debt securities and whether the debt securities will be senior securities or subordinated securities of MediciNova;

•	the total principal amount of the debt securities of the series and any limit on such total principal amount;

•	if not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or may be extended, when the principal of the debt securities will be payable;

•

the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments, whether payments of interest will be made in cash or in kind and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the form in which we will issue the debt securities and whether we will have the option of issuing debt securities in “certificated” form;

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable;

•

whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•

if other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued;

•	if the provisions of Article Fourteen of the indenture described under “defeasance” are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions;

•

whether and under what circumstances we will pay additional amounts, as contemplated by Section 1010 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	whether the debt securities are subordinated and the terms of such subordination;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any changes or additions to the Events of Default or covenants contained in the applicable indenture;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	whether the debt securities are guaranteed; and

•	any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created. Any additional indenture securities, together with all other outstanding indenture securities of that series, will constitute a single series of indenture securities under the indenture.

Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

Payment of the purchase price of the debt securities must be made in immediately available funds.

The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency notes will be set forth in the applicable prospectus supplement or term sheet.

Interest and Interest Rates

Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will describe the method of determining the interest rate.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Debt Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under “Interest and Interest Rates.”

Material Covenants

The prospectus supplement or term sheet relating to a particular series of debt securities that we offer will describe the material covenants included in the indenture and will be subject to negotiation between the holder and us. Such material covenants may include covenants with respect to payments of principal, premium (if any) and interest and limitations or restrictions with respect to a consolidation, merger sale or conveyance of us, restrictions on liens, or other covenants, limitations or restrictions on us.

Events of Default

An event of default with respect to the debt securities of any series is defined in the indenture as:

(a)	default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;

(b)	default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;

(c)

default by us in the performance of any other covenant contained in the applicable indenture for the benefit of the debt securities of such series that has not been remedied by the end of a specified period of time after notice is given as specified in the indenture; and

(d)	certain events of bankruptcy, insolvency and reorganization of MediciNova.

The prospectus supplement or term sheet relating to a particular series of debt securities that we offer will describe the events of default included in the indenture and will be subject to negotiation between the holder and us.

Modification of the Indenture

We and the trustee may, without the consent of the holders of the debt securities issued under such indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by such successor of its obligations under the indenture and the debt securities;

•	to add covenants of MediciNova or surrender any of its rights, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in such indenture;

•	to establish the form or terms of any other series of debt securities, including any subordinated securities;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture; and

•	to provide any additional events of default;

•

to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination, shall become effective only when there is no security outstanding of any series created prior to the adoption of such addition, change or elimination;

•

to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the debt securities into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any debt securities then outstanding;

•	to add any guarantee of one or more series of the debt securities; or

•

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series and any related coupons or any other series of securities in any material respect.

With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

•

change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

•

reduce the percentage in principal amount of the outstanding debt securities, the consent whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

•

modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

we must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

•

we must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No recourse for the payment of the principal of or premium, if any, or interest on any debt security or any coupons appertaining thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours in the indenture or in any supplemental indenture, or in any debt security or any coupons appertaining thereto, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, or stockholder as such, past, present or future, of ours or any of our affiliates or any successor person, either directly or through us or any of our affiliates or any successor person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the indenture and the issue of the debt securities.

Governing Law

New York law will govern the indenture and the debt securities.

Form, Exchange and Transfer of Certificated Debt Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form,

•	without interest coupons, and

•	unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

Holders may exchange their certificated debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

The trustee may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The trustee may also serve as trustee under other indentures under which we are the obligor in the future.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred stock, common stock, debt securities or any combination thereof. Warrants may be issued independently or together with our preferred stock, common stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

The prospectus supplement relating to a particular series of warrants to purchase such securities will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	the number and basic terms of the securities that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

Holders of warrants to purchase debt securities will not be entitled to payments of principal of, or any premium or interest on, the debt securities purchasable on exercise, or to exercise any of the rights of the holders of such debt securities until such warrant is exercised.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

To the extent applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MediciNova, Inc. as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our website, www.medicinova.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025;

•

our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June  30, 2025 and September 30, 2025, filed with the SEC on May 13, 2025, August 14, 2025 and November 12, 2025, respectively;

•	our current reports on Form 8-K filed with the SEC on June 18, 2025 and August 1, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement relating to our 2025 annual meeting of stockholders, which was filed with the SEC on April 28, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on December 5, 2006, pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

MediciNova, Inc.

Attn: Investor Relations

4275 Executive Square, Suite 300

La Jolla, California 92037

(858) 373-1500

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.medicinova.com. Except for the specific incorporated documents listed above, the information on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in this prospectus or the registration statement of which it forms a part.

$50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Lucid Capital Markets

December 29, 2025